SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 17, 2005
Lions Gate Entertainment Corp.
(Exact name of registrant as specified in charter)
British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

(Commission File Number) 1-14880	(IRS Employer Identification No.) N/A
(Address of principal executive offices)
555 Brooksbank Avenue
North Vancouver
British Columbia V7S 3S5
and
2700 Colorado Avenue, Suite 200
Santa Monica, California 90404
(Registrant’s telephone number, including area code) (604) 983-5555
NO CHANGE

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐     Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On October 17, 2005, Lions Gate Entertainment Corp. (“Lions Gate”) and Lions Gate Entertainment Inc., an indirect wholly-owned subsidiary of Lions Gate (“US Lions Gate”), amended their credit agreement with JP Morgan Chase Bank, National Association and the other lenders that are parties thereto (the “Amendment”) in connection with the acquisition by US Lions Gate of Redbus Film Distribution Limited and Redbus Pictures Limited (the “Redbus Entities”) discussed below under Item 8.01. In addition, the Amendment makes a $10 million portion of the credit facility available for borrowing by the new subsidiaries in either U.S. dollars or British pounds sterling, modifies certain provisions of the credit agreement to allow for such loans, and revises the manner of calculating the leverage ratio effective September 30, 2005. The copy of the Amendment is attached as an exhibit.
Item 3.02. Unregistered Sales of Equity Securities.
     On September 9, 2005, Lions Gate entered into private exchange agreements with certain shareholders of Image Entertainment, Inc. whereby Lions Gate issued 1,104,004 common shares valued at approximately $11,536,842, or $10.45 per share (the “IM Shares”), in consideration of the purchase of certain of their shares in Image Entertainment, Inc. The IM Shares were not registered under the Securities Act and were issued in reliance on an exemption from registration provided by Rule 506 of Regulation D of the Securities Act.
     On October 17, 2005, Lions Gate and US Lions Gate entered into a private offshore transaction with Redbus Film Distribution Limited and Redbus Group Limited (“RGL”) whereby US Lions Gate acquired all outstanding shares of the Redbus Entities. As part of the transaction, Lions Gate issued 643,460 common shares valued at approximately $6,100,000, or $9.48 per share (the “RG Shares”). The RG Shares were not registered under the Securities Act and were issued in reliance on an exemption from registration provided by Rule 903 of Regulation S of the Securities Act.
Item 8.01. Other Events.
     On October 17, 2005, US Lions Gate acquired all outstanding shares of the Redbus Entities, a leading independent UK film distributor. Consideration for the Redbus Entities acquisition was $35 million comprised of a combination of cash and Lions Gate shares. At the closing of the transaction, Lions Gate issued 643,460 common shares to RGL valued at approximately $6,100,000, or $9.48 per share, and up to an additional 94,937 common shares will be issued to RGL upon satisfaction of the terms of the escrow agreement. US Lions Gate will now have the ability to self-distribute its motion pictures in the United Kingdom. US Lions Gate has also acquired the Redbus Entities’ library of approximately 130 films.

Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

10.1	Amendment No. 7 to the Amended and Restated Credit, Security, Guaranty and Pledge Agreement, dated as of October 17, 2005, by and among Lions Gate Entertainment Corp., Lions Gate Entertainment Inc., the Guarantors referred to therein, the Lenders referred to therein, JP Morgan Chase Bank, National Association, JP Morgan Chase Bank, National Association (Toronto Branch), Fleet National Bank and BNP Paribas, dated as of December 15, 2003.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIONS GATE ENTERTAINMENT CORP.
Date: October 18, 2005	By:	/s/ James Keegan
		Name:	James Keegan
		Title:	Chief Financial Officer